SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 F O R M  8-K



                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):      November 2, 1994
                                                 -------------------------

                           MARK IV INDUSTRIES, INC.
- -------------------------------------------------------------------------
       (Exact name of registrant as specified in its charter)


                                   Delaware
- ------------------------------------------------------------------------
            (State or other jurisdiction of incorporation)


       1-8862                                           23-1733979
- ------------------------                    --------------------------------
(Commission File Number)                    (IRS Employer Identification No.)


501 John James Audubon Pkwy.,  Amherst, New York         14226-0810
- ------------------------------------------------         ----------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:      (716) 689-4972
                                                    ------------------------

____________________________________________________________________________
        (Former name or former address, if changed since last report.)





Item 2 - Acquisition and Disposition of Assets

      On October 3, 1994, Mark IV Industries, Inc. (the "Company"), and its wholly owned subsidiary, Mark IV Acquisition Corp. (the "Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Purolator Products Company ("Purolator"). Pursuant to the Merger Agreement, the Purchaser commenced a tender offer (the "Offer") for all outstanding shares of Purolator's common stock (and associated preferred stock purchase rights), at a price of $25.00 net per share in cash to the seller. Prior to the commencement of the Offer, the Company beneficially owned 520,500 shares of Purolator's common stock (4.69% of Purolator's outstanding common stock), which shares were acquired by the Company in open market transactions. Upon the expiration of the Offer at 12:00 Midnight on November 4, 1994, the Company accepted for payment and thereby purchased approximately 10,236,000 additional shares of Purolator's common stock (including approximately 342,070 shares subject to guarantees of delivery), which, when combined with the shares already owned by the Company, resulted in the Company's ownership of approximately 96.9% of Purolator's outstanding common stock.

      As a result of the Company acquiring in excess of 90% of Purolator's outstanding common stock, and as provided for in the Merger Agreement, the Company anticipates the Purchaser will be merged into Purolator as soon as practicable pursuant to the short-form merger provision of Delaware law without the vote of the holders of Purolator common stock other than the Purchaser, (the "Merger"). In the Merger, each share of Purolator's common stock (other than shares held by the Company and its subsidiaries and those shares held by stockholders who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $25.00 per share in cash. The foregoing is a summary of the Merger Agreement. For additional information concerning the Merger Agreement and the Offer, reference is made to the Merger Agreement and the Offer to Purchase, incorporated by reference as exhibits hereto.

      The total amount of funds required by the Company to purchase all of Purolator's outstanding shares of common stock (including those acquired by the Company prior to the commencement of the Offer) and to pay related fees and expenses, is estimated to be approximately $286.3 million. The funds required for such purchase was provided from bank borrowings under the definitive credit agreement (the "Credit Agreement") which the Company entered into with Bank of America National Trust and Savings Association and other banks and financial institutions, as discussed in Item 5 of this Form 8-K.
The Credit Agreement is incorporated by reference as an exhibit hereto.

      Purolator's products include a broad range of filters and separation systems used in automotive (principally aftermarket), marine, heating, ventilation, air conditioning, and high-technology liquid-filtration applications, and specialized industrial filters and separation systems. Purolator will be included in the Company's Power and Fluid Transfer business segment. The Company presently intends to cause Purolator to continue to devote its plant, equipment and other physical properties to the same purposes for which they were used by Purolator prior to the consummation of the Offer.Included in Item 7 are Purolator's historical financial statements (Item 7(a) exhibits 13.1 and 13.2) and pro forma financial information (Item 7(b)).







Item 5 - Other Events

      On November 2, 1994, the Company entered into the Credit Agreement referred to in Item 2 of this Form 8-K. The Credit Agreement provides for (i) a five-year term loan in the principal amount of approximately $300 million for the purpose of financing the acquisition of Purolator and to repay certain Purolator debt, and (ii) a five-year revolving credit facility in an amount of up to $350 million to be used to refinance amounts outstanding under the Company's previously existing credit agreement and certain existing Purolator debt, and for working capital and other general corporate purposes. The loans outstanding under the Credit Agreement bear interest, at the Company's option, at (i) the reference rate of the agent acting on behalf of the financial institutions, or (ii) under a LIBOR option with borrowing spreads of LIBOR plus 0.55% to LIBOR plus 1.00% depending on the Company's consolidated leverage ratio (as defined in the Credit Agreement). The Company is currently paying interest on the loans at LIBOR plus 1.00% per annum. The Credit Agreement contains certain affirmative and negative covenants customary for this type of agreement and is guaranteed by all of the Company's significant domestic subsidiaries. All of such guarantees are collateralized by first priority pledges of all outstanding capital stock of each guarantor subsidiary. Reference is made to the definitive Credit Agreement for the actual terms and conditions thereof, which has been incorporated by reference as an exhibit hereto.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

      The following audited Consolidated Financial Statements of Purolator Products Company and subsidiaries and the report of Independent Public Accountants with respect thereto are set forth in this Form 8-K in Exhibit 13.1:

      1. Report of Independent Public Accountants with respect to the Consolidated Financial Statements of Purolator Products Company and subsidiaries as of December 31, 1993.
      2.    Consolidated Balance Sheets as of December 31, 1993 and 1992.
      3. Consolidated Statements of Operations for the years ended December 31, 1993, 1992 and 1991.
      4. Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1992 and 1991.
      5. Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991.
      6.    Notes to Consolidated Financial Statements.

      The following unaudited Condensed Consolidated Financial Statements of Purolator Products Company are set forth in this report in exhibit 13.2:

      1.    Condensed Consolidated Balance Sheet as of September 30, 1994.
      2. Condensed Consolidated Statements of Operations for the nine months ended September 30, 1994 and 1993.
      3. Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1994 and 1993.
      4.    Notes to Condensed Consolidated Financial Statements.




(b)   Pro Forma Financial Information

      The pro forma (unaudited) consolidated statements of income for the six months ended August 31, 1994 and the fiscal year ended February 28, 1994 set forth below present the results of operations of the Company for such period and such year as if the following transactions had occurred on March 1, 1994, the beginning of fiscal 1995, with respect to the consolidated statement of income for the six months ended August 31, 1994, and on March 1, 1993, the beginning of fiscal 1994, with respect to the consolidated statement of income for the fiscal year ended February 28, 1994: (i) the consummation of the Purolator acquisition in November 1994 and the borrowings under the Credit Agreement in connection therewith; and (ii) the conversion in October 1994 of approximately $76.7 million aggregate principal amount of the Company's 6 1/4% Convertible Subordinated Debentures due 2007 (the "Convertible Debentures") into approximately 5,340,000 shares of Common Stock at a conversion price of $14.3685 per share. The pro forma statement of income for the six months ended August 31, 1994 combines, with appropriate adjustments, the Company's unaudited consolidated results of operations for its six months ended August 31, 1994 and the unaudited consolidated results of operations of Purolator for the same six-month period. The pro forma statement of income for the fiscal year ended February 28, 1994 combines, with appropriate adjustments, the Company's audited consolidated results of operations for its fiscal year ended February 28, 1994 and the audited consolidated results of operations of Purolator for its fiscal year ended December 31, 1993.

      The pro forma (unaudited) consolidated condensed balance sheet as of August 31, 1994 set forth below presents the financial position of the Company as if the following transactions had occurred on August 31, 1994: (i) the consummation of the Purolator acquisition in November 1994 and the borrowings under the Credit Agreement in connection therewith; and (ii) the conversion in October 1994 of approximately $76.7 million aggregate principal amount of Convertible Debentures into approximately 5,340,000 shares of Common Stock at a conversion price of $14.3685 per share. The pro forma balance sheet as of August 31, 1994 combines, with appropriate adjustments, the Company's unaudited consolidated condensed balance sheet as of August 31, 1994 and the unaudited consolidated condensed balance sheet of Purolator as of that same date.

      The pro forma (unaudited) financial statements have been prepared on the basis of preliminary assumptions and estimates. The pro forma financial statements may not be indicative of the results that would have been achieved if the Purolator acquisition and the borrowings under the Credit Agreement in connection therewith and the conversion of Convertible Debentures had been effected on the dates indicated or which may be achieved in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of the Company, as well as Purolator's consolidated financial statements identified in Item 7 (a) and included as exhibits 13.1 and 13.2 hereto.



                        PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         For the Six Months Ended August 31, 1994
                                     (Unaudited)

                                       (Amounts in thousands, except per share data)
                                                               Pro Forma
                                     Mark IV     Purolator    Adjustments     Pro Forma
                                       (1)          (2)
                                     ---------   ---------    -----------     ---------

Net sales                            $ 721,000   $ 245,800                    $ 966,800

Costs and expenses:
   Cost of products sold               468,600     181,400                      650,000
   Selling and administration          133,300      38,700       (3,500)(3)     168,500
   Research and development             15,600       3,100                       18,700
   Depreciation and amortization        23,200       6,800    $     400 (4)      30,400
       Total operating costs           640,700     230,000       (3,100)        867,600
  Operating income                      80,300      15,800        3,100          99,200
Interest expense                       (25,300)     (2,100)      (7,200)(5)     (34,600)
  Income before taxes                   55,000      13,700       (4,100)         64,600
Provision for income taxes             (21,200)       (700)      (3,200)(6)     (25,100)
  Income from continuing
   operations                        $  33,800   $  13,000    $  (7,300)      $  39,500
Income from continuing operations
  per share of common stock:
    Primary                          $     .79                                $     .82
    Fully-diluted                    $     .71                                $     .79
Weighted average number of
 shares outstanding:
    Primary                             42,700                    5,400 (7)      48,100
    Fully-diluted                       51,000                                   51,000


___________________
(1)   Represents the Company's consolidated results of operations as reported for its six months ended August 31, 1994.
(2)   Represents Purolator's consolidated results of operations for its six months ended
      August 31, 1994.
(3)   Represents the elimination of duplicate costs, primarily related to Purolator's corporate headquarters function.
(4)   Reflects increased depreciation and amortization expense based upon a preliminary estimate of values and remaining lives of fixed and intangible assets acquired.
(5)   To adjust interest expense to reflect the amount that might have been paid on borrowings incurred to finance the acquisition of Purolator as if it had occurred on
      March 1, 1994 ($9,600,000), net of the interest reduction related to the conversion in October 1994 of $76.7 million aggregate principal amount of Convertible
      Debentures, as if the conversions had occurred on March 1, 1994 ($2,400,000). The adjustment excludes a net of tax charge of $1,100,000 ($.02 per share) representing the unamortized balance of deferred charges related to the Company's previously existing credit agreement.  Such amount will be recognized as an extraordinary item in the Company's historical income statements as of the November 1994 borrowings under the Credit Agreement.
(6)   To adjust the tax provision to reflect the tax expense anticipated in consolidation with the Company's results of operations.
(7)   Represents the increase in weighted average shares outstanding as a result of the
      October 1994 conversion of Convertible Debentures, as if the conversion had occurred on March 1, 1994.





                        PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       For the Fiscal Year Ended February 28, 1994
                                       (Unaudited)


                                       (Amounts in thousands, except per share data)
                                                               Pro Forma
                                     Mark IV     Purolator    Adjustments      Pro Forma
                                       (1)          (2)
                                     --------    ---------    -----------     ----------

Net sales                            $1,244,200  $ 435,800                    $1,680,000
Costs and expenses:
   Cost of products sold                803,500    321,500                     1,125,000
   Selling and administration           236,300     72,100      (7,000)(3)       301,400
   Research and development              30,900      6,200                        37,100
   Depreciation and amortization         41,700     13,600    $    900 (4)        56,200
    Total operating costs             1,112,400    413,400      (6,100)        1,519,700
  Operating income                      131,800     22,400       6,100           160,300
Interest expense                        (50,100)    (4,100)    (10,800)(5)       (65,000)
  Income before taxes                    81,700     18,300      (4,700)           95,300
Provision for income taxes              (30,600)      (500)     (4,900)(6)       (36,000)
  Income from continuing
    operations                       $   51,100  $  17,800    $ (9,600)       $   59,300
Income from continuing operations
 per share of common stock:
    Primary                          $     1.20                               $     1.24
    Fully-diluted                    $     1.09                               $     1.19
Weighted average number of
 shares outstanding:
    Primary                              42,500                  5,400(7)         47,900
    Fully-diluted                        50,700                                   50,700

  _______________________
(1)   Represents the Company's audited consolidated results of operations as reported for its fiscal year ended February 28, 1994.
(2)   Represents Purolator's audited consolidated results of operations as reported for its fiscal year ended December 31, 1993.
(3)   Represents the elimination of duplicate costs, primarily related to Purolator's corporate headquarters function.
(4)   Reflects increased depreciation and amortization expense based upon a preliminary estimate of values and remaining lives of fixed and intangible assets acquired.
(5)   To adjust interest expense to reflect the amount that might have been paid on borrowings incurred to finance the acquisition of Purolator had it occurred on March
      1, 1993 ($15,600,000), net of the interest reduction related to the conversion in
      October 1994 of $76.7 million aggregate principal amount of Convertible Debentures, as if the conversions had occurred on March 1, 1993 ($4,800,000).  The adjustment excludes a net of tax charge of $1,100,000 ($.02 per share) representing the unamortized balance of deferred charges related to the Company's previously existing credit agreement.  Such amount will be recognized as an extraordinary item in the
      Company's historical income statements as of the November 1994 borrowings under the
      Credit Agreement.
(6)   To adjust the tax provision to reflect the tax expense anticipated in consolidation with the Company's results of operations.
(7)   Represents the increase in weighted average shares outstanding as a result of the conversion of the Company's Convertible Debentures in October 1994, as if the
      conversion had occurred on March 1, 1993.



                      PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                     August 31, 1994
                                       (Unaudited)

                                                     (Amounts in thousands)
                                                               Pro Forma
                                      Mark IV     Purolator    Adjustments     Pro Forma
      ASSETS                           (1)          (2)
                                     ----------  ----------    -----------     ----------

Current assets:
  Cash                               $      700  $   7,300                    $    8,000
  Accounts receivable                   298,200     78,800                       377,000
  Inventories                           265,300     71,700    $  14,800 (3)      351,800
  Other current assets                   47,700     14,000                        61,700
    Total current assets                611,900    171,800       14,800          798,500
Pension related and other
 non-current assets                     146,200     25,400        4,300 (3)      175,900
Property, plant and equipment, net      369,400     78,900       50,000 (3)      498,300
Cost in excess of net assets
 acquired and deferred charges          208,000    108,500       14,800 (3)      331,300
      TOTAL ASSETS                   $1,335,500  $ 384,600    $  83,900       $1,804,000


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current
   maturities of debt                $   53,000  $   4,400    $  (4,000)(4)   $   53,400
  Accounts payable                      112,600     39,500                       152,100
  Compensation related
   liabilities                           40,500      9,200                        49,700
  Accrued interest                       14,800        500                        15,300
  Accrued expenses and other
   liabilities                           71,900     29,600                       101,500
  Income taxes payable                    8,800      4,600                        13,400
    Total current liabilities           301,600     87,800       (4,000)         385,400
Long-term debt:
  Senior debt                           178,900     40,700      281,900 (4)      501,500
  Subordinated debentures               372,200                 (76,700)(5)      295,500
    Total long-term debt                551,100     40,700      205,200          797,000
Other non-current liabilities           100,300     80,000      (17,900)(3)      162,400
Stockholders' equity:
  Common stock                              400        100              (5)(6)       500
  Additional paid-in capital            262,600    325,300     (248,700)(5)(6)   339,200
  Retained earnings                     120,000   (137,200)     137,200 (6)      120,000
  Other equity adjustments                 (500)   (12,100)      12,100 (6)         (500)
   Total stockholders' equity           382,500    176,100      (99,400)         459,200
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY            $1,335,500  $ 384,600    $  83,900       $1,804,000

_______________________
     (Footnotes on following page)

(1)   Represents the Company's consolidated financial position as reported as of August
      31, 1994.

(2)   Represents the consolidated financial position of Purolator as of August 31, 1994.

(3)   Preliminary allocations have been made to reflect the possible increased asset values, and associated tax effects.  Such amounts, as well as the estimated total purchase price, will be adjusted as additional analysis is performed and additional information is received from various outside appraisal groups.

(4)   Funds used to acquire Purolator, refinance Purolator's credit facility and to pay certain acquisition related costs are assumed to have been provided from borrowings under the Company's Credit Agreement.

(5)   Represents the conversion of $76.7 million aggregate principle amount of Convertible
      Debentures which were converted into the Company's Common Stock in October 1994.

(6)   Represents the elimination of Purolator's stockholders' equity, less the effects of the conversion identified in Note 5 above.




(c)  Exhibits


2.1 Agreement and Plan of Merger dated as of October 3, 1994 by and among Mark IV Industries, Inc., Mark IV Acquisition Corp., and Purolator Products Company, incorporated by reference to exhibit (c)(1) to Schedule 14D-1 (Tender Offer) dated October 7, 1994, as filed with the SEC on such date.


2.2 Offer to Purchase, as revised, incorporated by reference to exhibit (a)(1) to Amendment No. 1 to Schedule 14D-1 (Tender Offer) dated October 11, 1994, as filed with the SEC on such date.


10.1 Credit and Guarantee Agreement dated as of November 2, 1994, among Mark IV Industries, Inc., as Borrower, Mark IV Transportation Products Corp., Gulton Industries, Inc., Dayco Products, Inc., Electro-Voice Incorporated, Anchor Swan, Inc. and Mark IV Acquisition Corp., as Guarantors, the banks and other financial institutions which are parties thereto, Bank of America National Trust and Savings Association, as Administrative Agent and Bid Agent, and BA Securities, Inc., as Arranger, incorporated by reference to exhibit (b)(2) to Amendment No. 3 to
            Schedule 14D-1 (Tender Offer) dated November 2, 1994, as filed with the SEC on such date.

13.1  *     Audited Consolidated Financial Statements of Purolator Products
            Company for the three years in the period ended December 31, 1993.


13.2  *     Unaudited Condensed Consolidated Financial Statements of
            Purolator Products Company for the nine month period ended
            September 30, 1994.

23.1  *     Consent of Independent Public Accountants.

27    *     Financial Data Schedule for the Financial Statements of Purolator
            Products Company for the nine month period ended September 30,
            1994.
_______________________

*  Filed herewith by direct transmission pursuant to the EDGAR program.


                                  SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                    MARK IV INDUSTRIES, INC.


                                    BY:   /s/ Richard L. Grenolds
                                          -----------------------
                                          Richard L. Grenolds
                                          Vice President and Chief
                                           Accounting Officer




Dated:  November 9, 1994
        ----------------



Exhibit Index


Description


2.1 Agreement and Plan of Merger dated as of October 3, 1994 by and among Mark IV Industries, Inc., Mark IV Acquisition Corp., and Purolator Products Company, incorporated by reference to exhibit (c)(1) to Schedule 14D-1 (Tender Offer) dated
            October 7, 1994, as filed with the SEC on such date.


2.2 Offer to Purchase, as revised, incorporated by reference to exhibit (a)(1) to Amendment No. 1 to Schedule 14D-1 (Tender Offer) dated October 11, 1994, as filed with the SEC on such date.


10.1 Credit and Guarantee Agreement dated as of November 2, 1994, among Mark IV Industries, Inc., as Borrower, Mark IV Transportation Products Corp., Gulton Industries, Inc., Dayco Products, Inc., Electro-Voice Incorporated, Anchor Swan, Inc.
            and Mark IV Acquisition Corp., as Guarantors, the banks and other financial institutions which are parties thereto, Bank of America National Trust and Savings Association, as Administrative Agent and Bid Agent, and BA Securities, Inc., as Arranger, incorporated by reference to exhibit (b)(2) to Amendment No. 3 to
            Schedule 14D-1 (Tender Offer) dated November 2, 1994, as filed with the SEC on such date.

13.1  *     Audited Consolidated Financial Statements of Purolator Products
            Company for the three years in the period ended December 31, 1993.


13.2  *     Unaudited Condensed Consolidated Financial Statements of Purolator
            Products Company for the nine month period ended
            September 30, 1994.

23.1  *     Consent of Independent Public Accountants.

27    *     Financial Data Schedule for the Financial Statements of Purolator
            Products Company for the nine month period ended
            September 30, 1994.
_______________________

*  Filed herewith by direct transmission pursuant to the EDGAR program.